Exhibit 10.6

GAC Energy Technology Co., Ltd.

2024 Distributor Cooperation Agreement

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本协议于 2025 年 1 月 1 日在中国-------由双方在平等互利基础上达成，按双方同意的

下列条款发展业务关系：

This agreement is made and entered into by and between the parties concerned on 1st Jan, 2025, in China on the basis of equality and mutual benefit to develop business on terms and conditions mutually agreed upon as follows:

1.协议双方 The Parties Concerned

甲方：广汽能源科技有限公司

乙方： 领丰创新科技有限公司

Party A: GAC Energy Technology Co., Ltd.

Party B: Modulink InnoTech Ltd.

2. 授权 Authorization

2.1甲方授权乙方为本协议授权区域和平台内的 代理商，乙方负责广汽能源品牌在授权范围内的品牌建立和传播、维护，并为第三条所列商品向授权范围内的顾客进行销售。

Party A hereby appoints Party B as its Distributor in the territory and platform stipulated in this agreement to be responsible for GACE brand establishment, spread and maintenance, in the meanwhile, Party B shall also make sales for the commodities stipulated in Article 3 to customers in the authorizing scope.

2.2授权范围：仅限于，香港和英国 国家和地区。如乙方有其他销售计划，需经甲方同意后方可进行销售，否则视为违约。

In, Hong Kong SAR and United Kingdom . If Party B has other sales plan, it must be agreed by Party A before selling, otherwise it will be regarded as a breach of the agreement.

3.	经营商品 Commodity

甲方提供的广汽能源/埃安品牌的产品，包括7kW交流桩系列产品、120kW(30kW/60kW/180kW/240kW)直流桩系列产品、便携式充电枪、放电枪等。

The GACE/Aion brand products provided by Party A, including 7 kW AC charger series, 120kW(30kW/60kW/180kW/240kW) DC charger series, Portable Charger, Discharger, etc.

4.	双方权利义务 Rights and obligations of the Parties

4.1 甲方权利义务

Party A's rights and obligations

4.1.1甲方有权对乙方的产品经销行为进行管控，一旦乙方行为违背合同要求，甲方有权终止合同，乙方承担全部责任。

Party A has the right to regulate Party B's product distribution behavior, once Party B's behavior is contrary to the requirements of the agreement, Party A has the right to terminate the agreement, and Party B bears full responsibility.

4.1.2经甲方同意的，乙方可在授权区域开展各项活动，甲方将不定时配合乙方开展活动。

With the consent of Party A, Party B can carry out various activities in the authorized area, and Party A will cooperate with Party B to carry out activities from time to time.

4.1.3甲方应积极协助乙方开展工作，并及时地给予指导和各方面资源扶持，包括及不限于相关产品的质保、研发、商务、售后、培训等一系列协助服务。

Party A shall actively assist Party B to carry out its work and give timely guidance and support in all aspects of resources, including warranty, research and development, business, after-sales, training and a series of assisting services.

4.1.4甲方对乙方反馈的产品销售相关问题及时给予答复并提出解决方案。

Party A shall give timely response to Party B's feedback on product sales related issues and propose solutions.

4.1.5甲方保证所提供的产品质量。如产品使用过程中造成损害，经双方认可的权威机构检验，确因甲方产品质量问题而造成的损失，甲方承担相关的赔偿责任。

Party A guarantees the quality of the products provided. If there is damage caused using the product, and by the authoritative institutions’ inspection recognized by both parties, the loss caused is from product quality problems of Party A, Party A shall bear the corresponding compensation responsibility.

4.1.6如乙方在相应的授权期间内未通过考核，则甲方有权终止本合同，考核指标详见备注。

If Party B fails to pass the assessment within the corresponding authorization period, Party A has the right to terminate this agreement, and the assessment indexes are detailed in the Notes.

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4.2乙方的权利和义务：

Party B's rights and obligations

4.2.1有独立法人资格，有独立的经营与决策能力。

Party B is an independent legal person and has independent operation and decision-making ability.

4.2.2负责尽最大努力向客户宣传、推广甲方所提供的产品，并向顾客提供优质、高效的服务。

Party B is responsible for maximizing its effort to publicize and promote the products provided by Party A to customers, and to provide customers with high-quality and efficient service.

4.2.3乙方遵守本合同之规定，年累计销售和考核指标完成率大于100%可享受甲方奖励。

Party B shall comply with the provisions of this agreement and enjoy Party A's rewards for the annual cumulative sales and assessment index completion rate of more than 100%.

4.2.4乙方必须严格遵守甲方相应制定的销售、营销定价政策和原则。

Party B must strictly abide by Party A's sales and marketing price policies and principles.

4.2.5乙方在销售及推广宣传的过程中，经甲方同意，可以使用甲方商标在授权区域内进行各种形式的销售服务活动。乙方应保护甲方产品品牌的声誉形象，不得发生有损产品品牌的行为。

Party B in the process of sales and promotion and publicity, with the consent of Party A, has the right to use Party A's trademark in the authorized area for various forms of sales and service activities. Party B shall protect the reputation and image of Party A's product brand, and shall not engage in behaviors detrimental to the product brand.

4.2.6在甲方授权产品类别内，乙方能销售甲方产品。乙方进行全平台，全网络，自媒体的相应推广，所有宣传内容和信息应事先经过甲方确认或由甲方提供相应产品推广资料，如有任何调整应事先告知甲方并根据甲方要求进行改善。

In Party A's authorized product categories, Party B can sell Party A's products. Party B carries out the corresponding promotion on all platforms, networks and self-media, and all publicity contents and information shall be confirmed by Party A in advance, and Party A shall be informed in advance of any adjustment and Party B shall improve according to Party A's requirements.

5. 采购目标(基于Exw价格) Purchase Target(Base on Exw Price)

…..(Confidential)….

6. 价格与支付 Price and Payment Terms

…..(Confidential)….

6.3 交货 Delivery

6.3.1甲乙双方所确认的订单，原则上不允许取消，并应如期出货。

All orders confirmed by both parties should not be cancelled in principle and should be shipped on time.

6.3.2甲方交货时间以每笔订单为准。如果甲方不能按时交货，从订单约定的交货日期起（不包含交货日期当天）10个工作日后乙方有权取消订单，甲方应退还乙方该笔订单所支付的订金。该笔退还订金在乙方下笔支付的货款中抵扣。

The delivery time of goods from Party A will be subject to each sales order. If Party A fails to deliver the goods on time, 10 working days since the delivery date on the order (excluding on the day of the delivery date), Party B has the right to cancel the order, and Party A shall refund the deposit paid by Party B. The refund of the deposit can be deducted from next payment made by Party B.

6.4甲方银行账户信息如下：

The Bank information of Party A is as followed:

…..(Confidential)….

6.5本协议生效后并在产品认证通过后10个工作日内： 乙方向甲方支付人民币拾万元做为前期合作的货款，甲方根据乙方的需求安排发货。

Within 10 working days after the effective date of this agreement and the products are certified, Party B shall pay Party A 100,000 Yuan （CNY）as the initial payment for products for the early cooperation, Party A shall arrange shipment of products in accordance with Party B’s needs.

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7. 质保服务 Warranty Service

7.1甲方为所供设备提供质保服务：交流桩产品整机贰年质保，直流桩产品整机壹年质保。

Party A provides warranty service for the products supplied: two-year warranty for the whole machine of AC products and one-year warranty for the whole machine of DC products.

7.2设备质保期自设备安装验收合格之日开始计算质保期。

The warranty period of the equipment shall be calculated from the date of acceptance of equipment installation.

7.3质保期内，对于设备正常使用出现的损坏，甲方提供免费维修服务；对于非正常使用、第三方原因或本合同约定的不可抗力造成的设备损坏，甲方进行积极修复，但维修费用和零部件采购费用由乙方承担。

During the warranty period, Party A shall provide free maintenance service for the damages arising from the normal use of the equipment; for the damages of the equipment caused by abnormal use, third party reasons or force majeure as agreed in the agreement, Party A shall actively make repairs, but the maintenance cost and the purchasing cost of spare parts shall be borne by Party B.

7.4质保期满后，双方可就有关设备的修理服务另行签订服务协议。

After the expiration of the warranty period, both parties may sign a separate service agreement on the repair service of the products concerned.

7.5 质保期内乙方或使用方不得撕毁、替换、破坏原厂设备条码及设备防撕标签，设备出现无原厂设备条码、条码信息不完整、防撕标签破损情况，甲方有权不承担该设备的质保服务。

During the warranty period, Party B or the user shall not tear, replace, or destroy the original equipment barcode and equipment tear-proof labels, and Party A shall have the right not to undertake the warranty service of the equipment if there is no original equipment barcode, incomplete barcode information, or broken tear-proof labels.

8. 商情共享 Market communication

…..(Confidential)….

9. 知识产权 Intellectual Property

…..(Confidential)….

…..(Confidential)….

10. 保密约定 Non-Disclosure Promise

10.1 乙方应对在本协议签订履行过程中所知悉的甲方商业秘密承担保密义务，除非有明显证据证明该等信息已属于公知信息或得到甲方书面授权。该等保密义务在本协议终止后继续有效。

Party B should take the non-disclosure obligation for Party A’s commercial secrets which Party B learns during the subscription and performance of the agreement, unless Party B has obvious evidences to prove that these information are the public information or Party B gets the approval by written form from Party A. This non-disclosure obligation is still valid after this agreement termination.

10.2 甲方商业秘密包括但不限于以下内容：

1)	本协议内容、产品供价、供货数量、销售数量、促销方案、销售计划、各项支持政策等。
2)	其它不为公众所知悉的内容。

Party A’s commercial secrets are including but not limited to the followings:

1)	The content of this agreement, Prices of products, Quantity of goods supply, Sales volume, Promotion programs, Distribution plans, All support policies, etc.
2)	Others which are not the public information.

10.3 乙方违反本保密约定的，应按10万元人民币/次向甲方支付罚金。

If Party B has the violation for Article 10(Non-Disclosure Promise), Party B should pay RMB 100,000 Yuan per time to Party A as default fine.

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11. 协议有效期 Validity of Agreement

11.1 本协议经甲乙双方签署后生效，有效期为贰年，从 2025 年 1 月 1 日至 2026年 12 月 31 日，如双方无异议，自动续约，直至一方提出终止。

This agreement shall come into force upon being signed by both parties, and shall continue one year from September 15th, 2024 to September 14th, 2026 If there is no objection from either party, the contract is automatically renewed until termination is raised by either party.

11.2 本协议约定的各项附件（如有），是本协议的组成部分，与本协议具有同等的法律效力。

All the attachments (if any) stipulated in this agreement are the components of this agreement, and they have same law validity as this agreement.

12. 违约责任 Liability of Breaching of Agreement

12.1 因乙方逾期付款、通知不及时、配合工作不到位等任何乙方原因造成产品交期无法满足或引起甲方其他违约行为的，甲方不承担违约责任。

Party A shall not be liable for any breach of agreement if the delivery date of the products cannot be met or any other breach of agreement by Party A is caused by Party B's late payment, untimely notification, lack of cooperation and other reasons.

12.2 合同签订后，未经甲方同意，乙方不得部分或全部变更、取消供货货物，否则甲方退还乙方所支付款项时有权扣除甲方因此产生的成本、损失等。

After the signing of the agreement, Party B shall not change or cancel the supply of goods partially or completely without Party A's consent, otherwise Party A shall have the right to deduct Party A's costs and losses incurred at the time of the return of the payment made by Party B.

12.3 乙方未按合同约定按时向甲方支付合同款项的，每迟延一个自然日，应当按延迟付款部分的万分之五向甲方支付违约金。

If Party B fails to pay the agreement payment to Party A on time as agreed in the agreement, Party B shall pay liquidated damages to Party A according to five ten-thousandths of the part of the delayed payment for each natural day of delay.

12.4 甲方给乙方交货，在收到乙方货款后，甲方安排相关每次货物发货时间，并及时同步给乙方确认，如有变动及时同步给乙方，若确认后发货时间延迟10个工作日以上，并且没有得到乙方同意，则乙方有权取消订单，甲方全额退回货款。

.Party A will deliver the goods to Party B. After receiving the payment from Party B, Party A will arrange the delivery time of the goods and confirm with Party B in time. Any changes shall be synchronized to B Party in a timely manner, if the shipment time is delayed by more than 10 working days after confirmation and without B Party's consent, B Party is entitled to cancel the order and A Party returns the full amount of the purchase price.

12.5 乙方仅可在甲方指定区域销售本合同指定的产品，且该产品的销售单价必须遵守甲方的市场指导价（以甲方书面出具的价格指导函为准），向下波动范围不得超过市场指导价的10%。乙方在进行市场营销时，如需要可以凭情况说明向甲方申请特价。甲方根据参与竞争各方的具体情况，确定是否批准特价申请，并以书面方式通知乙方。乙方不得在没有获得甲方书面价格批文的情况下，在甲方指定销售区域外销售上述产品，或以低于指导价90%的价格销售产品，否则甲方有权不予供货，扣除全部保证金且要求乙方支付违反本款销售的每台设备2000元的罚款。由此造成的包括但不限于对甲方商誉影响在内的一切损失由乙方承担。

Party B can only sell the products specified in this agreement in the area designated by Party A, and the unit price of the products must comply with Party A's market guide price (subject to the price guidance letter issued by Party A in writing), and the down fluctuation range shall not be more than 10% of the market guide price. Party B can apply to Party A for special price with the information statement if necessary, in marketing. Party A will determine whether to approve the special price application based on the specific circumstances of the competing parties and notify Party B in writing. Party B shall not sell the above products outside of Party A's designated sales area without Party A's written price approval, or sell the products at a price lower than 90% the guide price, or Party A shall have the right to withhold the supply of the products, deduct the entire deposit and require Party B to pay a fine of RMB 2,000 for each unit of the products sold in violation of this paragraph. Party B shall bear all losses caused by this, including but not limited to the impact on Party A's goodwill.

12.6 本合同履行期间，任一方不履行本合同约定的义务的，经通知纠正后十五个自然日内仍未纠正的，因违约方造成的守约方损失，由违约方向守约方承担赔偿责任。

During the period of performance of this agreement, if either party fails to fulfill the obligations agreed in this agreement, and if such failure is not corrected within fifteen natural days after notification of correction, the defaulting party shall be liable to the defending party for any loss caused by the Party in breach of this agreement.

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12.7 违约方须承担守约方为维护本合同项下权益而产生的费用，包括但不限于律师费、诉讼费、保全费、保全手续/保险费、调查取证费、公证费、鉴定费、差旅费、执行费及其他为获得违约赔偿支出的一切费用。

The defaulting party shall bear the costs incurred by the defending party to safeguard its rights and interests under this agreement, including but not limited to attorney's fees, litigation costs, preservation costs, preservation procedures/insurance costs, investigation and collection of evidence, notary fees, appraisal fees, travel costs, execution costs and any other costs incurred in order to obtain compensation for the breach of agreement.

13. 协议的终止 Agreement Termination

13.1在以下情形下，甲方均有权解除合同、终止对乙方的经销商授权，同时取消所有未支付的市场支持费用及其他：

1)	乙方出现本协议第四条约定的行为且符合解除合同条件的。
2)	乙方违反本协议第九条、第十条之约定, 情节严重的（以甲方认定为准）。
3)	乙方出现其它违约情形，或者损害甲方利益的行为，经甲方书面通知后仍不改正的。

Party A has the right to terminate this agreement, cease the authorization of Party B’s distribution and cancel all unpaid A&P and others:

1)	Party B has the behaviors stipulated in Article 4 and meets the requirement of agreement termination.
2)	Party B has the violations for Article 9 and 10, and the process is very harmful (decided by Party A).
3)	Party B has other violations, or behaviors of damaging Party A’s interest, Party B wouldn’t correct after notice by written form from Party A.

13.2任何一方如果破产、向第三方承担巨额债务、遭受任何形式的经营危机的，另一方有权通知对方终止协议。

If either Party goes bankrupt, assumes huge debts to a third party, or suffers from any form of business crisis, the other Party has the right to notify the other Party to terminate the agreement.

13.3协议终止后，甲乙双方应共同协商，并就乙方库存产品、售后服务、广告等事项签订相关协议。

When the agreement is terminated, Party A and Party B will discuss and sign another agreement/Memo on the issues of inventory, after-sales service, A&P etc.

13.4 任何一方发出终止协议通知的，可以通过快递或传真、电子邮件的形式通知另一方。

Either party shall send the notice of termination to the other party by rapid courier, fax or e-mail.

14. 不可抗力 Force Majeure

由于水灾、火灾、地震、干旱、战争或协议一方无法预见、控制、避免和克服的其他事件导致不能或暂时不能全部或部分履行本协议，该方不负责任。但是，受不可抗力事件影响的一方须尽快将发生的事件通知另一方，并在不可抗力事件发生15天内将有关机构出具的不可抗力事件的证明寄交对方。

Either party shall not be held responsible for failure or delay to perform all or any part of this agreement due to flood, fire, earthquake, draught, war or any other events which could not be predicted, controlled, avoided or overcome by the relative party. However, the party affected by the event of Force Majeure shall inform the other party of its occurrence in writing as soon as possible and thereafter sends a certificate of the event issued by the relevant authorities to the other party within 15 days after its occurrence.

15. 仲裁 Arbitration

因本协议的签订及履行所发生的一切争议应通过友好协商解决。如协商不能解决争议，则应将争议提交中国广州仲裁委员会，依据其仲裁规则进行仲裁。仲裁裁决是终局的，对双方都有约束力。

All disputes arising from the subscription and performance of this agreement shall be settled through friendly negotiation. Should no settlement be reached through negotiation, the case shall then be submitted for arbitration to Guangzhou Arbitration Commission and the rules of this Commission shall be applied. The award of the arbitration shall be final and binding upon both parties.

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16. 法律适用 Law Application

本协议的签订、履行、争议解决及其它相关的一切事宜均适用中华人民共和国法律。

This agreement subscription, performance, disputes settlement and all other related issues will be governed and interpreted by in accordance with the Peoples Republic of China law.

17. 本合同的签订地点 Agreement Signing Place

本合同的签订地点为中华人民共和国广东省广州市。

Agreement signing place is Guangzhou, Guangdong, China.

18. 其它 Others

18.1 本合同中英文表述，发生歧义时以中文为准。

This agreement is described by Chinese and English language versions. In case of discrepancy, the Chinese version shall prevail.

18.2 本协议一式叁份，甲方持贰份，乙方持壹份，具有同样法律效应，经双方盖章后生效.

This agreement is printed in three original copies, which Party A holds two copies and Party B holds one copy, with the same legal effect, and will become effective after stamp by both of Parties.

18.3 协议中所提到的书面形式，包括电子邮件、传真、信函等。

The written form mentioned in this agreement is including e-mail, fax, letter, etc.

18.4 双方的联系信息如下，如果出现变化，一方应及时通知另一方，该通知自到达另一方时生效。

The contact information of both parties are as followings, if any changes of them occur, one party should notice the other party on time, this notice will be valid when it reaches the other party.

甲方：

联系人：…..(Confidential)….

地址：…..(Confidential)….

电话：…..(Confidential)….

邮箱：…..(Confidential)….

乙方:

联系人： 传华

地址：九龙官塘鸿图道26号威登中心6楼602室

电话：+852 3188 2012

邮箱：will.fu@modulinktech.com

Party A:

Name: …..(Confidential)….

Tel: …..(Confidential)….

E-mail: …..(Confidential)….

Party B:

Contact Person:  Will Fu

Address: Unit 2, 6/F, Westin Centre, 26 Hung To Road, Kwun Tong, KLN, HK

Tel: +852 3188 2012

E-mail:备注：will.fu@modulinktech.com

Note:

…..(Confidential)….（以下无正文）

（This page below is intentionally left blank）

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